Exhibit 99.1

                            Certification Pursuant to
        Section 1350 of chapter 63 of title 18 of the United States Code

      Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of Mikron Infrared, Inc. ("Mikron"), that, to his knowledge, amendment no. 1 to the quarterly report on Form 10-QSB of Mikron Infrared, Inc. for the period ended January 31, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such amendment to said report fairly presents, in all material respects, the financial condition and results of operation of Mikron.

Dated:  April 2, 2003


                                              /s/ Gerald D. Posner
                                       -----------------------------------
                                       Gerald D. Posner, President and CEO


                                              /s/ Paul A. Komescher
                                       -----------------------------------
                                         Paul A. Kohmescher, VP and CFO